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                              DAYTON HUDSON CORPORATION

                           LONG-TERM INCENTIVE PLAN OF 1999



                                      ARTICLE I
                              ESTABLISHMENT OF THE PLAN

       1.1 The name of this plan shall be "The Dayton Hudson Corporation Long-Term Incentive Plan of 1999" (hereinafter called the "Plan").

       1.2 The purpose of the Plan is to advance the interim performance and long-term growth of the Company by offering long-term incentives, in addition to current compensation and other benefits, to directors and employees of the Company and its Subsidiaries and such other Participants who the Plan Committee determines will contribute to such performance and growth inuring to the benefit of the shareholders of the Company. This Plan is also intended to facilitate recruiting and retaining personnel of outstanding ability. Such long-term incentives may take the form of Stock Options, Performance Shares, Restricted Stock Awards or any combination of such Awards.

                                      ARTICLE II
                                     DEFINITIONS

       2.1 AWARD. An "Award" is used at times in the Plan to refer to the act of granting a Stock Option, Performance Share or Restricted Stock Award under the Plan.

       2.2  BOARD.  "Board" is the Board of Directors of the Company.

       2.3 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if:

       (a) a majority of the directors of the Company shall be persons other than persons

              (i) for whose election proxies shall have been solicited by the Board or

              (ii) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

       (b) 30% or more of the outstanding Voting Stock (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) of the Company is acquired or beneficially owned (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) by any person (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company), or

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       (c)    the shareholders of the Company approve a definitive agreement or plan to:

              (i) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger in which the Company is the surviving corporation and either (A) no outstanding Voting Stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash (except cash upon the exercise by holders of Voting Stock of the Company of statutory dissenters' rights), securities, or other property or (B) all holders of outstanding Voting Stock of the Company (other than fractional shares) immediately prior to the merger (except those that exercise statutory dissenters' rights) have substantially the same proportionate ownership of the Voting Stock of the Company or its parent corporation immediately after the merger),

              (ii) exchange, pursuant to a statutory exchange of shares of Voting Stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of Voting Stock of the Company for shares of another corporation or other securities, cash or other property,

              (iii) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions) or

              (iv)   liquidate or dissolve the Company.

       2.4 CODE. "Code" is the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

       2.5 COMPANY. "Company" is Dayton Hudson Corporation, a Minnesota corporation, and any successor thereof.

       2.6 COMMON STOCK. "Common Stock" is the common stock, $.1667 par value per share (as such par value may be adjusted from time to time) of the Company.

       2.7 DATE OF GRANT. "Date of Grant" shall be the date designated in the resolution by the Plan Committee as the date of such Stock Options or Performance Shares or Restricted Stock Awards, but such date shall not be earlier than the date of the resolution and action thereon by the Plan Committee, or earlier than the effective date of the Plan, and in the absence of a date of grant or a fixed method of computing such date being specifically set forth in the Plan Committee's resolution, then the Date of Grant shall be the date of such Plan Committee's resolution or action.

       2.8 EXCHANGE ACT. "Exchange Act" is the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.


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       2.9  FAIR MARKET VALUE.  "Fair Market Value" of a share of Common Stock on any date is the Volume Weighted Average Price for such stock as reported for such stock by Bloomberg L.P. on such date, or in the absence of such report the Volume Weighted Average Price for such stock as reported for such stock by the New York Stock Exchange on such date or, if no sale has been recorded by Bloomberg L.P. or the New York Stock Exchange on such date, then on the last preceding date on which any such sale shall have been made in the order of primacy indicated above.

       2.10 HOLDER. A "Holder" is a person who has been granted a Restricted Stock Award.

       2.11 INCENTIVE STOCK OPTIONS. "Incentive Stock Options" are Stock Options that are intended to qualify under Section 422 of the Code.

       2.12 NON-QUALIFIED OPTIONS. "Non-Qualified Options" are Stock Options that are not intended to qualify under Section 422 of the Code.

       2.13 PARTICIPANT. A "Participant" is a person designated as such by the Plan Committee, pursuant to Article III hereof, for participation in the Plan.

       2.14 PERFORMANCE GOALS. "Performance Goals" are defined in Section 4.1 hereof.

       2.15 PERFORMANCE PERIOD. "Performance Period", with respect to a Performance Share, is a period of not less than three consecutive fiscal years of the Company, beginning with the fiscal year in which such Performance Share is granted and may be referred to herein and by the Plan Committee by use of the calendar year in which a particular Performance Period commences.

       2.16 PERFORMANCE SHARE. A "Performance Share" is a potential award consisting of a right to one share of Common Stock (subject to increase as provided in Section 4.2 hereof) or a lesser number of shares and the cash payment set forth in Section 5.2 hereof. A Performance Share shall be of no value to a Participant unless and until earned in accordance with Article V hereof.

       2.17 PLAN COMMITTEE. The "Plan Committee" is the Committee referenced in Article IX hereof.

       2.18 PLAN YEAR. The "Plan Year" shall be a fiscal year of the Company falling within the term of this Plan.

       2.19 RESTRICTED STOCK AWARD. A "Restricted Stock Award" is an Award granted under Article VII of this Plan.

       2.20 STOCK OPTION. A "Stock Option" is a right accruing in a Participant to purchase from the Company one share of Common Stock at the Fair Market Value of such share of Common Stock on the Date of Grant of the Stock Option, such exercise of option to be made any time within ten years following the Date of Grant, and containing the terms and conditions set forth or allowed


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under Article VI hereof.  Stock Options may be either Non-Qualified Options or
Incentive Stock Options.

       2.21 SUBSIDIARY CORPORATION. For purposes of this Plan, the term "Subsidiary" or "Subsidiary Corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, in which each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain as determined at the point in time when reference is made to such "Subsidiary" or "Subsidiary Corporation" in this Plan.

                                     ARTICLE III
                    GRANTING OF STOCK OPTIONS, PERFORMANCE SHARES
                     AND RESTRICTED STOCK AWARDS TO PARTICIPANTS

       3.1 ELIGIBLE PARTICIPANTS. Stock Options, Restricted Stock Awards or Performance Shares may be granted by the Plan Committee to any employee of the Company or a Subsidiary Corporation, including any employee who is also a director of the Company or a Subsidiary Corporation. Non-Qualified Options, Performance Shares or Restricted Stock Awards may also be granted to (i) a director of the Company who is not an employee of the Company or a Subsidiary Corporation and (ii) other individuals or entities who are not employees but who provide services to the Company or a Subsidiary Corporation in the capacity of an advisor or consultant. References in this Plan to "employment" and similar terms (except "employee") shall include the providing of services in the capacity of a director, advisor or consultant. A person who has been engaged by the Company for employment shall be eligible for grants under the Plan, provided such person actually reports for and commences such employment within 90 days after the Date of Grant.

       3.2 DESIGNATION OF PARTICIPANTS. At any time and from time to time during the Plan Year, the Plan Committee may designate the employees of the Company and its Subsidiaries and other Participants eligible for Awards.

       3.3 ALLOCATION OF STOCK OPTIONS, PERFORMANCE SHARES OR RESTRICTED STOCK AWARDS. Contemporaneously with the designation of a Participant pursuant to
Section 3.2 hereof, the Plan Committee shall determine the number of Stock Options and/or Restricted Stock Awards and/or Performance Shares to be granted to such Participant and the Date of Grant for such related Stock Option or Performance Share or Restricted Stock Award, taking into consideration such factors as it deems relevant, which may include the following:

       (a) the total number of Stock Options and/or Restricted Stock Awards and/or Performance Shares available for allocation to all Participants; and

       (b) the work assignment or the position of the Participant and its sensitivity and/or impact in relationship to the profitability and growth of the Company and its Subsidiaries; and


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       (c)    the Participant's performance in reference to such factors.

Allocation of Awards may, in the discretion of the Plan Committee, be in the form of Stock Options solely or Performance Shares solely, or Restricted Stock Awards solely, or any combination in whatever relationship one to the other, if any, as the Plan Committee in its discretion so determines. Allocation of Stock Options may, in the discretion of the Plan Committee, be in the form of Incentive Stock Options solely or Non-Qualified Options solely or a combination in whatever relationship to the other, if any, as the Plan Committee in its discretion so determines.

       3.4 NOTIFICATION TO PARTICIPANTS AND DELIVERY OF DOCUMENTS. As soon as practicable after such determinations have been made, each Participant, shall be notified of (i) his/her designation as a Participant, (ii) the Date of Grant, and (iii) the number of Stock Options, and/or Restricted Stock Awards and/or the number of Performance Shares granted to the Participant, and in the case of Performance Shares, the Performance Period and in the case of Restricted Stock Awards, the Restriction Period. The Participant shall thereafter be supplied with written evidence of any such granted Performance Shares and/or Restricted Stock Awards, and shall receive a Stock Option exercisable for purchase of one share of Common Stock for each Stock Option granted to the Participant pursuant to this Plan or indicating the aggregate of such grant, which option agreement(s) shall be in conformity with the provisions of Article VI hereof.

                                      ARTICLE IV
                                  PERFORMANCE GOALS

       4.1 ESTABLISHMENT OF GOALS. Within a reasonable period of time after the beginning of each Performance Period, Performance Goals relative to such Performance Period shall be established by the Plan Committee in its absolute discretion. Such Performance Goals may include any of the following criteria:
PTOC, EVA, amount or rate of growth in consolidated profits of the Company expressed as a percent, earnings per share, return on capital, return on investment, and return on shareholders' equity. Performance Goals may be absolute in their terms or be measured against or in relationship to other companies comparably, similarly or otherwise situated. The Plan Committee, in its sole discretion, may modify the Performance Goals if it determines that circumstances have changed and modification is required to reflect the original intent of the Performance Goals. The Plan Committee may in its discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Goals partially, or entirely, to the measured performance, either absolutely or relatively, of an identified Subsidiary, operating company or test strategy or new venture of the Company.

       4.2 LEVELS OF PERFORMANCE REQUIRED TO EARN PERFORMANCE SHARES. At or about the same time that Performance Goals are established for a specific period, the Plan Committee shall in its absolute discretion establish the percentage (not to exceed 150% thereof) of the Performance Shares granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.


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       4.3  OTHER RESTRICTIONS.  The Plan Committee may provide restrictions on the delivery of Common Stock upon the earning of Performance Shares, including the future forfeiture of all or part of the Common Stock earned. The Plan Committee may provide that the shares of Common Stock issued on Performance Shares Earned be held in escrow and/or legended.

       4.4 NOTIFICATION TO PARTICIPANTS. Promptly after the Plan Committee has established Performance Goals for a specific Performance Period or modified such goals, each Participant who has received a grant of any Performance Shares for that period shall be provided with written evidence of the Performance Goals so established or modified.


                                      ARTICLE V
                            EARNING OF PERFORMANCE SHARES

       5.1 MEASUREMENT OF PERFORMANCE AGAINST PERFORMANCE GOALS. The Plan Committee shall as soon as practicable after the close of each Performance Period, make a determination of:

       (a) the extent to which the Performance Goals for such Performance Period have been achieved;

       (b) the percentage of the Performance Shares granted for such Performance Period which are earned for such Performance Period by Participants who have been from his/her date of hire in the continuous employ of the Company or Subsidiary or a combination thereof, during the subject Performance Period; and

       (c) the percentage of Performance Shares to be paid in cash, if any. The percentage paid in cash shall be uniform for all Participants in a particular Performance Period.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Plan Committee has made the foregoing determination, each Participant who has earned Performance Shares based thereon shall be notified, in writing, of the number of Performance Shares so earned. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Plan Committee making the determination.

       5.2 TREATMENT OF PERFORMANCE SHARES EARNED. Upon the determination that a percentage of the Performance Shares has been earned for a Performance Period, a Participant to whom such earned Performance Shares have been granted and who has been (or was) in the employ of the Company or a Subsidiary thereof continuously from the date of his/her hire during the subject Performance Period to which the grant relates, subject to the exceptions set forth at Section 5.5 and Section 5.6 hereof, shall be entitled, subject to the other conditions of this Plan, to receive the shares of Common Stock for each Performance Share earned (less the shares paid in cash), plus a cash payment in the amount of the Fair Market Value of the shares of Common Stock to be paid in cash as determined in Section 5.1(c) hereof, calculated as of the close of business on the date of the notice referred to in Section 5.1 hereof. The provisions of Section 5.5 to the contrary notwithstanding, the Plan Committee may provide that the issued shares of Common Stock be held


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in escrow and/or be legended and that the Common Stock be subject to restrictions, including the future forfeiture of all or a part of the shares. Performance Shares shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Company or its Subsidiaries continuously during the entire Performance Period for which such Performance Shares are granted, except as provided at Section 5.5 or Section 5.6 hereof.

       5.3 STOCK-CASH DISTRIBUTION. Each distribution determined in accordance with Section 5.2 above shall be made as soon as practicable after Performance Shares have been determined to have been earned unless the provisions of Section 5.4(a) hereof are applicable to a Participant.

       5.4(a) DEFERRAL OF RECEIPT OF PERFORMANCE SHARE EARNOUT. A Participant who has received a grant of Performance Shares may by compliance with the then applicable procedures under the Plan irrevocably elect in writing to defer receipt of all or any part of the stock-cash distribution associated with the earnout, if any, of the Performance Shares (the combination thereof hereafter referred to as the "deferred account"). The deferral shall be effective until the Participant terminates his/her employment with the Company and its Subsidiaries except as otherwise provided herein.

       The terms and conditions of such deferral, including but not limited to, the period of time for, and form of, election; the manner and method of payout; the form in which the deferred account shall be held; the interest equivalent or other payment that shall accrue upon the deferred account pending its payout; and the use and form of dividend equivalents in respect of stock units included within any deferred account, shall be as determined from time to time by the Plan Committee, which Plan Committee may change any and all of the terms and conditions at any time applicable to deferrals thereafter made.

       5.4(b) AMENDMENT OF DEFERRAL ARRANGEMENTS. The Plan Committee may, at any time and from time to time, but prospectively only except as hereinafter provided, amend, modify, change, suspend or cancel any and all of the rights, procedures, mechanics and timing parameters relating to the deferral of receipt of Performance Share earnout under the Plan as set forth at Section 5.4(a) hereof. In addition, the Plan Committee may, in its sole discretion, accelerate the payout of the deferred account, or any portion thereof, either in a lump sum or in a series of payments, but under the following conditions only:

       (i) the Federal tax statutes, regulations or interpretations are amended, modified, or otherwise changed or affected in such a manner as to adversely alter or modify the tax effect of the "deferred account" as it is comprehended under the tax law and interpretations in effect for deferred accounts as of the effective date of this Plan, or

       (ii) the deferred account holder suffers or incurs an event that would qualify for a "withdrawal" of contributions that have not been accumulated for two years without adverse consequences on the tax status of a qualified profit-sharing or stock bonus plan under the Federal tax laws applicable from time to time to such types of plans.

       5.5 NON-DISQUALIFYING TERMINATION OF EMPLOYMENT. Except for Section 5.6 hereof, the only exceptions to the requirement of continuous employment during a Performance Period for


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Performance Share earnout eligibility are termination of a Participant's employment by reason of death (in which event the Performance Shares may be transferable by will or the laws of descent and distribution only to such Participant's beneficiary designated to receive the Performance Shares or to the Participant's applicable legal representatives, heirs or legatees), total and permanent disability, normal or late retirement or early retirement, with the consent of the Plan Committee, or transfer of an executive in a spin-off, with the consent of the Plan Committee, occurring during the Performance Period applicable to the subject Performance share grant. In such instance an earnout of the Performance Shares shall be made, as of the end of the Performance Period, and 100% of the total Performance Shares that would have been earned during the Performance Period shall be earned and paid out; provided, however, in a spin-off situation the Plan Committee may set additional conditions, such as, without limiting the generality of the foregoing, continuous employment with the spin-off entity. If a Participant's termination of employment does not meet the criteria set forth above, but the Participant had at least 15 years of continuous employment with the Company or a Subsidiary or any combination thereof, provided that if the person is not an Executive Officer (as defined under the Exchange Act) of the Company at time of termination such 15 years need not be continuous, the Plan Committee may allow earn-outs of up to 100% of the total Performance Shares for the Performance Period(s) in which the termination of employment occurred, subject to any conditions that the Plan Committee shall determine.

       5.6 CHANGE IN CONTROL. In the event of a Change in Control, all outstanding Performance Shares granted under the Plan shall be proratably payable ten days after the Change in Control. The amount of Performance Shares payable shall be determined by multiplying 100% of each Performance Share grant by a fraction, the numerator of which shall be the number of months that have elapsed in the applicable Performance Period and the denominator of which shall be the total number of months in the Performance Period.

                                      ARTICLE VI
                                    STOCK OPTIONS

       6.1 NON-QUALIFIED OPTION. Non-Qualified Options granted under the Plan are not intended to be Incentive Stock Options under the provisions of Section 422 of the Code. The Non-Qualified Options shall be evidenced by Non-Qualified Option agreements in such form and not inconsistent with the Plan as the Plan Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares and shall, but without limitation, contain in substance the following terms and conditions:

       (a) OPTION PERIOD. Each option granted shall expire and all rights to purchase shares thereunder shall cease ten years after the Date of Grant of the Stock Option or on such date prior thereto as may be fixed by the Plan Committee, or on such other date as is provided by this Plan in the event of termination of employment, death or reorganization. No option shall permit the purchase of any shares thereunder during the first year after the Date of Grant of such option, except as provided in Section 6.3 hereof or as otherwise determined by the Plan Committee.


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       (b)    TRANSFERABILITY AND TERMINATION OF OPTIONS.  During the lifetime of an individual to whom an option is granted, the option may be exercised only by such individual and only while such individual is an employee of the Company or a Subsidiary and only if the Participant has been continuously so employed by any one or combination thereof since the Date of Grant of the option, provided, however, that if the employment of such Participant by the Company or a Subsidiary Corporation terminates, the option may additionally be exercised as follows, or in any other manner provided by the Plan Committee, but in no event later than ten years after the Date of Grant of the Stock Option, except as set forth in (ii) below:

              (i) if a Participant's termination of employment occurs by reason of normal or late retirement under any retirement plan of the Company or its Subsidiaries, such Participant's Stock Options may be exercised within five years after the date of such termination of employment. If a Participant's termination of employment occurs by reason of early retirement under any retirement plan of the Company or its Subsidiaries, or by reason of the transfer of a Participant in a spin-off, or by reason of total and permanent disability, as determined by the Plan Committee, without retirement, then such Participant's Stock Options shall be exercisable for a period of up to five years after the date of such termination of employment if the Plan Committee consents to such an extension. During the extension period, the right to exercise options, if any, accruing in installments, shall continue; provided, however, that the Plan Committee may set additional conditions, such as, without limiting the generality of the foregoing, an agreement to not provide services to a competitor of the Company and its Subsidiaries and/or continuous employment with a spin-off entity.

              (ii) if a Participant's termination of employment occurs by reason of death, then within five years after the date of death or the life of the option, whichever is less, but in no event less than one year after the date of death, during which time installments shall continue to accrue.

              (iii) if a Participant's termination of employment occurs for any reason other than as specified in Section 6.1(b)(i) or (ii) hereof, the Participant has been continuously employed by the Company or a Subsidiary or any combination for more than 15 years, provided that if the person is not an Executive Officer (as defined under the Exchange Act) of the Company at the time of termination such 15 years need not be continuous, and if the Plan Committee so approves, then within a period of up to five years after the date of termination of employment. During the extension period, the right to exercise options, if any, accruing in installments shall continue; provided, however, the Plan Committee may set additional conditions.

              (iv) if a Participant's termination of employment occurs for any reason other than as specified in Section 6.1(b)(i) or (ii) hereof, the Plan Committee has not


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                     approved an extension and Participant's termination of
                     employment is not occasioned by the commission of a dishonest or other illegal act, then, but only with respect to installments that have as of the date of termination already accrued, within ninety days after the date of such termination of employment except in the case of Participants who would at the time be subject to the provisions of Section 16(b) of the Exchange Act, in which instance the period of exercise shall be two hundred ten days after termination. Those Participants terminated because of the commission of a dishonest or other illegal act shall have no additional period after termination of employment in which to exercise their options. Absence on a leave of absence approved by the Plan Committee shall not be deemed a termination or interruption of continuous employment for the purposes of the Plan.

              (v) Rights accruing to a Participant under Sections 6.1(b)(i), 6.1(b)(iii) and 6.1(b)(iv) may, upon the death of a Participant subsequent to his/her termination of employment, be exercised by his/her duly designated beneficiary or otherwise by his/her applicable legal representatives, heirs or legatees to the extent vested in and unexercised or perfected by the Participant at the date of his/her death.

              No option shall be assignable or transferable by the individual to whom it is granted, except that it may be transferable (X) by assignment by the Participant to the extent provided in the applicable option agreement, or (Y) by will or the laws of descent and distribution in accordance with the provisions of this Plan. An option transferred after the death of the Participant to whom it is granted may only be exercised by such individual's beneficiary designated to exercise the option or otherwise by his/her applicable legal representatives, heirs or legatees, and only within the specific time period set forth above and only to the extent vested in and unexercised by the Participant at the date of his/her death, except as provided in Section 6.1(b)(ii).

              In no event, whether by the Participant directly or by his/her proper assignee or beneficiary or other representative, shall any option be exercisable at any time after its expiration date as stated in the option agreement, except as provided in Section 6.1(b)(ii). When an option is no longer exercisable it shall be deemed for all purposes and without further act to have lapsed and terminated. The Plan Committee may in its sole discretion, but shall not be required to, determine, solely for the purposes of the Plan, that a Participant is permanently and totally disabled, and the acts and decisions of the Plan Committee made in good faith in relation to any such determination shall be conclusive upon all persons and interests affected thereby.

       (c) EXERCISE OF OPTIONS. An individual entitled to exercise an option may, subject to its terms and conditions and the terms and conditions of the Plan, exercise it in whole


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

              at any time, or in part from time to time, by delivery to the Company at its principal office of written notice of exercise, specifying the number of whole shares with respect to which the option is being exercised. Before shares may be issued, payment must be made in full, in legal United States tender, in the amount of the purchase price of the shares to be purchased at the time and any amounts for withholding as provided in Section 11.9 hereof; provided, however, in lieu of paying for the exercise price in cash as described above, the individual may pay (subject to such conditions and procedures as the Plan Committee may establish) all or part of such exercise price by delivering or tendering owned and unencumbered shares of Common Stock acceptable to the Plan Committee and having a Fair Market Value on the date of exercise of the option equal to or less than the exercise price of the options exercised, with cash, as set forth above, for the remainder, if any, of the purchase price; provided, further, that the Plan Committee may permit a Participant to elect to pay the exercise price by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Subject to rules established by the Plan Committee, the withholdings required by Section 11.9 hereof may be satisfied by the Company withholding shares of Common Stock issued on exercise that have a Fair Market Value on the date of exercise of the option equal to or less than the withholding required by Section 11.9 hereof.

       6.2 INCENTIVE STOCK OPTION. Incentive Stock Options granted under the Plan are intended to be incentive stock options under Section 422 of the Code, and the Plan shall be administered, except with respect to the right to exercise options after termination of employment, to qualify Incentive Stock Options issued hereunder as incentive stock options under Section 422 of the Code. An Incentive Stock Option shall not be granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, stock of the Company (or of any parent or Subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein. The aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all incentive stock option plans of the Company or any parent or Subsidiary of the Company) shall not exceed $100,000. The Incentive Stock Options shall be evidenced by Incentive Stock Option Agreements in such form and not inconsistent with the Plan as the Plan Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

       The terms and conditions set forth in Sections 6.1(a) through (c) hereof shall apply to an Incentive Stock Option; provided that, in the event Section 6.1(b)(i) hereof is applicable, all installments shall become immediately exercisable.

       6.3  CHANGE IN CONTROL.  In the event of a Change in Control:

       (a) Without any action by the Plan Committee or the Board, each Stock Option granted under the Plan that has not been previously exercised or otherwise lapsed and terminated shall become immediately exercisable in full.

       (b) The Plan Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to each share of Common Stock subject to a Stock Option, cash in an amount equal to the excess of the Fair Market Value of a share of Common Stock immediately prior to such Change in Control over the exercise price of such share.

       (c) The cash payment described in Section 6.3(b) shall be made promptly following the effective date of such Change in Control. Upon a determination by the Plan Committee in accordance with
              Section 6.3(b), each Stock Option with respect to which a cash payment is to be made shall terminate, and the Participant holding such Stock Option shall have no further rights thereunder except the right to receive such cash payment.

                                     ARTICLE VII
                                   RESTRICTED STOCK

       7.1 RESTRICTION PERIOD TO BE ESTABLISHED BY THE PLAN COMMITTEE. At the time a Restricted Stock Award is made, the Plan Committee shall establish a period of time (the "Restriction Period") applicable to such Award, which shall be not less than three years. Each Restricted Stock Award may have a different Restriction Period, at the discretion of the Plan Committee. Except as permitted or pursuant to Sections 7.4, 7.5 or 11.8 hereof, the Restriction Period applicable to a particular Restricted Stock Award shall not be changed.

       7.2 OTHER TERMS AND CONDITIONS. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to enjoy all shareholder rights during the Restriction Period with the exception that:

       (i) The Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired.

       (ii) The Company may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Common Stock during the Restriction Period.

       (iii) The Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period.

       (iv) A breach of the terms and conditions established by the Plan Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award, and any dividends withheld thereon.

       (v) Dividends payable in cash or in shares of stock or otherwise may be either currently paid or withheld by the Company for the Holder's account. At the discretion of the Plan Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Plan Committee.

Provided, however, and the provisions of Section 7.4 to the contrary notwithstanding, in lieu of the foregoing, the Plan Committee may provide that no shares of Common Stock be issued until the Restriction Period is over and further provide that the shares of Common Stock issued after the Restriction Period has been completed, be issued in escrow and/or be legended and that the Common Stock be subject to restrictions including the forfeiture of all or a part of the shares.

       7.3 PAYMENT FOR RESTRICTED STOCK. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, unless the Plan Committee requires payment for such stock in the Restricted Stock Award.

       7.4 FORFEITURE PROVISIONS. Subject to Section 7.5, in the event a Holder terminates employment during a Restriction Period, a Restricted Stock Award will be forfeited; provided, however, when the Plan Committee issues the Restricted Stock Award, it may provide in the Restricted Stock Award agreement for proration or full payout in the event of (i) a termination of employment because of normal or late retirement, (ii) with the consent of the Plan Committee, early retirement or spin-off, (iii) death, (iv) total and permanent disability, as determined by the Plan Committee, or (v) with the consent of the Plan Committee, termination of employment after 15 years of continuous employment with the Company or a Subsidiary or any combination thereof, provided that if the person is not an Executive Officer (as defined under the Exchange
Act) of the Company at the time of termination such 15 years need not be continuous, all subject to any other conditions the Plan Committee may determine.

       7.5 CHANGE IN CONTROL. In the event of a Change in Control, all outstanding Restricted Stock Awards granted under the Plan will be proratably payable ten days after the Change in Control. The amount of Common Stock payable shall be determined by multiplying each Restricted Stock Award granted by a fraction, the numerator of which shall be the number of months that have elapsed in the applicable Restriction Period and the denominator of which shall be the number of months in the Restriction Period.

                                     ARTICLE VIII
                  SHARES OF STOCK SUBJECT TO THE PLAN; MAXIMUM AWARD

       8.1 SHARES AVAILABLE; PERFORMANCE SHARE AND RESTRICTED STOCK AWARD LIMITATION. The total number of shares available for issuance under all Awards pursuant to the Plan shall not exceed in the aggregate 22,000,000 shares of Common Stock, subject to adjustment as provided in Section

8.3 hereof; provided, however, that no more than 10% of all shares of Common Stock subject to this Plan may be issued in the aggregate pursuant to Performance Share or Restricted Stock Awards. Such shares may be authorized and unissued shares, or may be treasury shares held by the Company or may be shares purchased or held by the Company or a Subsidiary for purposes of the Plan, or any combination thereof.

       8.2 SHARES AGAIN AVAILABLE. Shares covered by granted Performance Shares which are not earned pursuant to any of the provisions of Article V hereof, or Stock Options, Performance Shares or Restricted Stock Awards which are forfeited for any reason or are not distributed or are covered by options that lapse or are cancelled before exercise, shall (unless the Plan shall have been terminated) again be available in the same relative amounts for other Award grants under the Plan. If, in accordance with the Plan, a Participant uses shares of Common Stock to pay a purchase or exercise price or satisfy tax withholdings, such shares may again be used for an Award under the Plan.

       8.3 RELEVANT CHANGE ADJUSTMENTS. Appropriate adjustments in the number of shares and in the option price per share as authorized herein may be made by the Plan Committee, in its discretion (except as provided in Section 11.8 hereof), to give effect to adjustments made in the number of shares of Common Stock through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, stock split or other relevant change.

       8.4 MAXIMUM AWARD. During any Plan Year, no Participant may receive Awards that, in the aggregate, could result in that Participant receiving, earning or acquiring more than 2,000,000 shares of Common Stock, subject to the adjustments described in Section 8.3.

                                      ARTICLE IX
                              ADMINISTRATION OF THE PLAN

       9.1 The Plan will be administered by a committee of two or more members of the Board appointed from time to time by the Board.

       9.2 The Plan Committee shall have and exercise all of the powers and responsibilities granted expressly or by implication to it by the provisions of the Plan. Subject to and as limited by such provisions, the Plan Committee may from time to time enact, amend and rescind such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate or convenient.

       9.3 All questions arising under the Plan, any Incentive Stock Option, Non-Qualified Stock Option, Performance Share or Restricted Stock Award agreement, or any rule, regulation or procedure adopted by the Plan Committee shall be determined by the Plan Committee, and its determination thereof shall be conclusive and binding upon all parties.

       9.4 Any action required or permitted to be taken by the Plan Committee under the Plan shall require the affirmative vote of a majority of a quorum of the members of the Plan Committee.

A majority of all members of the Plan Committee shall constitute a "quorum" for Plan Committee business. The Plan Committee may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all members of the Plan Committee, and any such written determination shall be as fully effective as a majority vote of a quorum at a meeting.

       9.5 The Plan Committee may delegate all or any part of its authority under the Plan to a subcommittee of directors and/or officers of the Company for purposes of determining and administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

                                      ARTICLE X
                                 REDUCTION IN AWARDS

       10.1 Anything in this Plan to the contrary notwithstanding, the provisions of this Article X shall apply to a Participant if Ernst & Young determines that each of (a) and (b) below are applicable.

       (a) Payments or distributions hereunder, determined without application of this Article X, either alone or together with other payments in the nature of compensation to the Participant which are contingent on a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or otherwise (but after any elimination or reduction of such payments under the terms of the Company's Income Continuance Policy Statement or SMG Income Continuance Policy Statement), would result in any portion of the payments hereunder being subject to an excise tax on excess parachute payments imposed under Section 4999 of the Code.

       (b) The excise tax imposed on the Participant under Section 4999 of the Code on excess parachute payments, from whatever source, would result in a lesser net aggregate present value of payments and distributions to the Participant (after subtraction of the excise tax) than if payments and distributions to the Participant were reduced to the maximum amount that could be made without incurring the excise tax.

       10.2 Under this Article X the payments and distributions under this Plan shall be reduced (but not below zero) so that the present value of such payments and distributions shall equal the Reduced Amount. The "Reduced Amount" (which may be zero) shall be an amount expressed in present value which maximizes the aggregate present value of payments and distributions under this Plan which can be made without causing any such payment to be subject to the excise tax under
Section 4999 of the Code.  The determinations and reductions under this Section
10.2 shall be made after eliminations or reductions, if any, have been made under the Company's Income Continuance Policy Statement or SMG Income Continuance Policy Statement.

       10.3 If Ernst & Young determines that this Article X is applicable to a Participant, it shall so advise the Plan Committee in writing. The Plan Committee shall then promptly give the

Participant notice to that effect together with a copy of the detailed calculation supporting such determination which shall include a statement of the Reduced Amount. The Participant may then elect, in his/her sole discretion, which and how much of the Stock Options, Restricted Stock Awards and/or Performance Shares otherwise awarded under this Plan shall be eliminated or reduced (as long as after such election the aggregate present value of the remaining Stock Options, Restricted Stock Awards and/or Performance Shares under this Plan equals the Reduced Amount), and shall advise the Plan Committee in writing of his/her election within ten days of his/her receipt of notice. If no such election is made by the Participant within such ten-day period, the Plan Committee may elect which and how much of the Stock Options, Restricted Stock Awards, and/or Performance Shares shall be eliminated or reduced (as long as after such election their aggregate present value equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this
Article X, present value shall be determined in accordance with Section 280G of the Code. All the foregoing determinations made by Ernst & Young under this
Article X shall be made as promptly as practicable after it is determined that excess parachute payments (as defined in Section 280G of the Code) will be made to the Participant if an elimination or reduction is not made. As promptly as practicable following the election hereunder, the Company shall provide to or for the benefit of the Participant such amounts and shares as are then due to the Participant under this Plan and shall promptly provide to or for the benefit of the Participant in the future such amounts and shares as become due to the Participant under this Plan.

       10.4 As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by Ernst & Young hereunder, it is possible that payments or distributions under this Plan will have been made which should not have been made ("Overpayment") or that additional payments or distributions which will have not been made could have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that Ernst & Young, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which Ernst & Young believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant if and to the extent such payment would not reduce the amount which is subject to the excise tax under Section 4999 of the Code. In the event that Ernst & Young, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

       10.5 In making its determination under this Article X, the value of any non-cash benefit shall be determined by Ernst & Young in accordance with the principles of Section 280G(d)(3) of the Code.

       10.6 All determinations made by Ernst & Young under this Article X shall be binding upon the Company, the Plan Committee and the Participant.

                                      ARTICLE XI
                                  GENERAL PROVISIONS

       11.1 AMENDMENT OR TERMINATION OF PLAN. The Board may at any time amend, suspend, discontinue or terminate the Plan (including the making of any necessary enabling, conforming and procedural amendments to the Plan to authorize and implement the granting of qualified Stock Options or other income tax preferred stock options which may be authorized by enactment of the United States Congress and/or the Internal Revenue Service subsequent to the effective date of this Plan); provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Company, increase the total number of shares of Common Stock which may be made subject to the Plan, except as provided at Section 8.3 hereof. No action taken pursuant to this Section
11.1 of the Plan shall, without the consent of the Participant, alter or impair any Awards which have been previously granted to a Participant.

       11.2 NON-ALIENATION OF RIGHTS AND BENEFITS. Except as expressly provided herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder (other than as expressly provided herein), then such right or benefit shall, in the sole discretion of the Plan Committee, cease and in such event the Company may hold or apply the same or any or no part thereof for the benefit of the Participant or beneficiary, his/her spouse, children or other dependents or any of them in any such manner and in such proportion as the Plan Committee in its sole discretion may deem proper.

       11.3 NO RIGHTS AS SHAREHOLDER. The granting of Performance Shares and/or Stock Options and/or Restricted Stock Awards under the Plan shall not entitle a Participant or any other person succeeding to his/her rights, to any dividend, voting or other right as a shareholder of the Company unless and until the issuance of a stock certificate to the Participant or such other person pursuant to the provisions of the Plan and then only subsequent to the date of issuance thereof.

       11.4 LIMITATION OF LIABILITY OR OBLIGATION OF THE COMPANY. As illustrative only of the limitations of liability or obligation of the Company and not intended to be exhaustive thereof, nothing in the Plan shall be construed:

       (a) to give any employee of the Company any right to be granted any Award other than at the sole discretion of the Plan Committee;

       (b) to give any Participant any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

       (c) to limit in any way the right of the Company or any Subsidiary to terminate, change or modify, with or without cause, the employment of any Participant at any time; or

       (d) to be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ any Participant in any particular position at any particular rate of compensation or for any particular period of time.

Payments and other benefits received by a Participant under an Award shall not be deemed part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

       11.5 GOVERNMENT REGULATIONS. Notwithstanding any other provisions of the Plan seemingly to the contrary, the obligation of the Company with respect to Awards granted under the Plan shall at all times be subject to any and all applicable laws, rules, and regulations and such approvals by any government agencies as may be required or deemed by the Board or Plan Committee as reasonably necessary or appropriate for the protection of the Company.

       In connection with any sale, issuance or transfer hereunder, the Participant acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel of the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

       11.6 NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings, profit sharing or stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

       11.7 EFFECTIVE DATE. Subject to the approval of this restated Plan by the holders of a majority of the voting power of the shares present and entitled to vote at the Company's Annual Meeting of Shareholders to be held May 19, 1999 and any necessary approval being obtained from any department, board or agency of the United States or states having jurisdiction, the Plan shall be effective as of May 19, 1999.

       11.8 REORGANIZATION. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization or liquidation of the Company (for purposes hereof any such occurrence being referred to as an "Event"), the Plan Committee or a comparable committee of any corporation assuming the obligations of the Company hereunder, shall either:

       (a) make appropriate provision for the protection of any outstanding Performance Shares, Stock Options and Restricted Stock Awards granted thereunder by the substitution on an equitable basis of appropriate stock or options of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock. Stock to be issued pursuant to such Performance Shares shall be limited so that the excess of the aggregate fair market value of the shares subject to the Performance Shares immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Performance Shares immediately before such substitution over the purchase price thereof; or

       (b) upon written notice to the Participant, declare that all Performance Shares granted to the Participant are deemed earned, that the Restriction Period of all Restricted Stock Awards has been eliminated and that all outstanding Stock Options shall accelerate and become exercisable in full but that all outstanding Stock Options, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in such notice or they will terminate. In connection with any declaration pursuant to this Section 11.8(b), the Plan Committee may, but shall not be obligated to, cause a cash payment to be made to each Participant who holds a Stock Option that is terminated in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the Event Proceeds Per Share (as hereinafter defined) exceeds the exercise price per share covered by such Stock Option times (y) the number of shares of Common Stock covered by such Stock Option. For purposes of this Section 11.8(b), "Event Proceeds Per Share" shall mean the cash plus the fair market value, as determined in good faith by the Plan Committee, of the non-cash consideration to be received per share by the shareholders of the Company upon the occurrence of the Event.

       11.9 WITHHOLDING TAXES, ETC. All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, in case of distributions in Common Stock, the Participant or other recipient may, as a condition precedent to the delivery of Common Stock, be required to pay to his/her participating employer the excess, if any, of the amount of required withholding over the withholdings, if any, from any distributions in cash under the Plan. No distribution under the Plan shall be made in fractional shares of Common Stock, but the proportional market value thereof shall be paid in cash.

       11.10 GENERAL RESTRICTION. Each Award shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option and/or right upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Award or the issue or purchase of shares respectively thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

       11.11 USE OF PROCEEDS. The proceeds derived from the sale of the stock pursuant to Stock Options or Restricted Stock Awards granted under the Plan shall constitute general funds of the Company.

       11.12 PRIOR PLANS. Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company's shareholders as provided in
Section 11.7 hereof, the Company's Executive Long Term Incentive Plan of 1981 and the Director Stock Option Plan of 1995, as the same have been amended from time to time (the "Prior Plans"), shall remain in effect, and all grants and awards heretofore made under the Prior Plans shall be governed by the terms of the Prior Plans. The Plan Committee shall not, however, make any additional grants of performance shares, restricted stock or stock option awards pursuant to the Prior Plans.

       11.13 DURATION OF PLAN. This Plan shall remain in effect until all shares of Common Stock subject to the Plan are distributed or this Plan is terminated under Section 11.1 hereof.

       11.14 SEVERABILITY. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

       11.15 GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.

       11.16 HEADINGS. The headings of the Articles and their subparts in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add to or detract from the meaning of such Article or subpart to which it refers.